Exhibit 5.1

April 26, 2010

Advance Auto Parts, Inc.

5008 Airport Road

Roanoke, Virginia 24012

Re:	Registration Statement on Form S-3 of
Advance Auto Parts, Inc.

Ladies and Gentlemen:

We have acted as special counsel for Advance Auto Parts, Inc., a Delaware corporation (the “Company”), and its direct and indirect subsidiaries listed on Schedule I hereto (the “Subsidiary Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3, dated April 26, 2010 (the “Registration Statement”), of an undetermined amount of the Company’s securities to be offered from time to time pursuant to Rule 415 of the Act. Such securities include senior debt securities (“Senior Debt Securities”), subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”) and guarantees of Debt Securities by the Subsidiary Guarantors (“Subsidiary Guarantees”).

The Debt Securities are to be issued pursuant to a senior indenture and/or a subordinated indenture, which may include a Subsidiary Guarantee, a form of which has been filed as an exhibit to the Registration Statement (the “Indenture”) and is to be entered into, in each case, between the Company and a trustee (the “Trustee”). Each indenture may be supplemented, as applicable, in connection with the issuance of each series of Debt Securities by a supplemental indenture or other appropriate action of the Company creating such series. The Debt Securities may be sold pursuant to an underwriting agreement, placement agency agreement, subscription agreement or other contract, which will be in substantially the form to be filed as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an amendment to the Registration Statement. The Debt Securities are to be issued in forms to be filed as exhibits to a report filed under the Exchange Act or an amendment to the Registration Statement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon certificates of certain officers of the Company as we have deemed necessary, and have assumed, without independent inquiry, the accuracy of those certificates.

As special counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate, limited liability company and public records, agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for purposes of this opinion.

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We have assumed:

(a)	the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document;

(b)	that (i) the execution, delivery and performance by the Company and each of the Subsidiary Guarantors, if applicable, of the applicable Indenture will not violate the laws of the jurisdiction of incorporation or formation, as the case may be, of the Company and each such Subsidiary Guarantor or any other applicable laws (excepting the laws of the State of New York); and (ii) the execution, delivery and performance by the Company and each such Subsidiary Guarantor of the applicable Indenture and Subsidiary Guarantee will not constitute a breach or violation of any agreement or instrument that is binding upon the Company or any such Subsidiary Guarantor; and

(c)	that with regard to the Subsidiary Guarantors, (i) with respect to each Subsidiary Guarantor that is a Delaware corporation (A) the Subsidiary Guarantor is an indirect, wholly owned subsidiary of the Company and (B) the Subsidiary Guarantee is necessary or convenient to the conduct, promotion or attainment of the business of the Company, (ii) with respect to the Subsidiary Guarantor that is a Massachusetts corporation, the Company owns, directly or indirectly, all of the outstanding capital stock of such Subsidiary Guarantor, and (iii) with respect to each Subsidiary Guarantor that is either a Virginia corporation or Virginia limited liability company, the Subsidiary Guarantee is necessary or convenient to carry out the business and affairs of such Subsidiary Guarantor.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to (i) the internal substantive laws (other than tax, antitrust, usury, insolvency, fraudulent conveyance transfer laws, blue sky and securities laws, as to which we express no opinion) of the State of New York as applied by courts located in New York without regard to choice of law, (ii) the Delaware General Corporation Law (the “DGCL”) and applicable provisions of the Delaware Constitution, as applied by courts located in Delaware (the “Delaware Law”) and reported judicial decisions interpreting the Delaware Law, (iii) the Massachusetts Business Corporations Act (the “MBCA”) and applicable provisions of the Massachusetts Constitution, as applied by courts located in Massachusetts (the “Massachusetts Laws”) and the reported judicial decisions interpreting such Massachusetts Laws and (iv) the Virginia Stock Corporation Act (the “VSCA”), the Virginia Limited Liability Company Act (the “VLLCA”) and applicable provisions of the Virginia Constitution, in each case as applied by courts located in Virginia (the “Virginia Laws”) and reported judicial decisions interpreting such Virginia Laws, in each case to the extent the same may apply to or govern the transactions contemplated by the Registration Statement, and we express no opinion as to the laws of any other jurisdiction. We express no opinion whatsoever as to

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April 26, 2010

the compliance or noncompliance by any person with any antifraud or information delivery provision of any state or federal laws, rules and regulations, and no inference regarding such compliance or non-compliance may be drawn from any opinion herein.

Our opinions set forth below with respect to enforceability of the Debt Securities and the Subsidiary Guarantees are subject to the following general qualifications:

(a)	the enforceability of any obligation of the Company or any Subsidiary Guarantor may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights);

(b)	the enforcement of any rights may in all cases be subject to an implied duty of good faith and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(c)	we express no opinion as to the enforceability of any particular provision of any of the Registration Statement or the Indenture relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments or counterclaims, (iv) the granting of any power of attorney or of any proxy to any person, (v) exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution, and clause relating to releases or waivers of unmatured claims or rights, (vi) waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law, or (vii) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages or other amount that may be held by any court to be a “penalty” or a “forfeiture”;

(d)	we express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any Subsidiary Guarantor; and

(e)	we express no opinion as to the effect of events occurring, circumstances arising or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

Based on and subject to the foregoing, we are of the opinion that, with respect to Debt Securities to be issued under the Indenture and any Subsidiary Guarantees included in the Debt Securities, when:

(a)	the Trustee is qualified to act as Trustee under any Indenture;

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(b)	the Trustee has duly executed and delivered the Indenture;

(c)	the applicable Indenture has been duly authorized and validly executed by the Company in accordance with the DGCL, and, if applicable, by any Subsidiary Guarantor in accordance with the DGCL, MBCA, VSCA or VLLCA as applicable to each such Subsidiary Guarantor, and delivered by the Company and each such Subsidiary Guarantor to the Trustee;

(d)	the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(e)	the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters;

(f)	the board of directors or Manager or Members, as the case may be, of each Subsidiary Guarantor has taken all necessary corporate or limited liability company, as the case may be, action to approve the terms of applicable Indenture and Subsidiary Guarantee; and

(g)	such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, and the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, that, upon payment of the consideration therefor provided for therein, (i) such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (ii) such Subsidiary Guarantees included in such Debt Securities will constitute valid and binding obligations of each Subsidiary Guarantor party thereto, enforceable against each such Subsidiary Guarantor in accordance with their terms.

Advance Auto Parts, Inc.

April 26, 2010

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any further registration statement to be filed pursuant to Rule 462(b) under the Securities Act with respect to the Debt Securities and/or the Subsidiary Guarantees, and to the reference to this firm under the heading “Legal Matters” in any prospectus constituting a part of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP

Schedule I

Subsidiary	Jurisdiction of Organization or Formation
Advance Stores Company, Incorporated	Virginia
Advance Trucking Corporation	Virginia
Advance Auto Innovations, LLC	Virginia
Advance Aircraft Company, Inc.	Virginia
Advance Auto of Puerto Rico, Inc.	Delaware
Advance Patriot, Inc.	Delaware
Autopart International, Inc.	Massachusetts
Advance Auto Business Support, LLC	Virginia
Crossroads Global Trading Corp.	Virginia
Discount Auto Parts, LLC	Virginia
E-Advance, LLC	Virginia
TTR, Inc.	Delaware
Western Auto of Puerto Rico, Inc.	Delaware
Western Auto of St. Thomas, Inc.	Delaware
Western Auto Supply Company	Delaware